Exhibit 99.1

WestRock Reports Fiscal 2023 Third Quarter Results; Strong Results in a Dynamic Environment

ATLANTA--(BUSINESS WIRE)--August 3, 2023--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2023.

Third Quarter Highlights and other notable items:

  Net sales of $5.121 billion
  Net income of $202 million, Adjusted Net Income of $229 million
  Earned $0.79 per diluted share (“EPS”) and $0.89 of Adjusted EPS
  Consolidated Adjusted EBITDA of $802 million; Corrugated Packaging segment Adjusted EBITDA increased 11.6% year-over-year
  Results negatively impacted by $89 million due to economic downtime and a $39 million increase in non-cash pension costs year-over-year; WestRock’s U.S. qualified and non-qualified pension plans remain overfunded
  Exceeding cost savings expectations in fiscal 2023 compared to fiscal 2022, on track to exit fiscal 2023 with greater than $450 million in run-rate savings

“We delivered impressive results under challenging market conditions,” said David B. Sewell, chief executive officer. “Our accelerated transformation strategy is exceeding expectations. We expect to exit the year with a cost savings run-rate of over $450 million. We remain focused on partnering with our customers, streamlining our portfolio, investing in our assets and further reducing costs. I’m excited about our execution as we continue to transform WestRock into a more efficient and more profitable company.”

Consolidated Financial Results

WestRock’s performance for the three months ended June 30, 2023 and 2022 (in millions):

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	$ Var.	% Var.

Net sales	$5,121.1	$5,519.7	$(398.6)	-7.2%
Net income	$202.0	$377.9	$(175.9)	-46.5%
Consolidated Adjusted EBITDA	$801.9	$1,005.5	$(203.6)	-20.2%

The year-over-year decline in net sales was driven primarily by a $545 million, or 33.8%, decrease in Global Paper segment sales, which was partially offset by a $183 million, or 7.7%, increase in Corrugated Packaging segment sales. The increase in segment sales in the Corrugated Packaging segment in the current year quarter includes the operations of our former joint venture in Mexico since its December 2022 consolidation (“Mexico Acquisition”).

Net income declined in the third quarter of fiscal 2023 compared to the prior year quarter primarily due to lower volumes excluding the Mexico Acquisition, the impact of increased economic downtime and planned maintenance outages, higher restructuring costs, increased non-cash pension costs, higher net interest expense and business systems transformation costs. These costs were partially offset by the impact of higher selling price/mix, increased cost savings, contribution from the Mexico Acquisition, net cost deflation and the gain on sale of an unconsolidated entity.

Consolidated Adjusted EBITDA decreased $204 million, or 20.2%, year-over-year, primarily due to lower Global Paper segment Adjusted EBITDA that was partially offset by higher Adjusted EBITDA in our Corrugated Packaging segment.

Additional information about the changes in segment sales and Adjusted EBITDA by segment is included below.

Restructuring and Other Costs

Restructuring and other costs during the third quarter of fiscal 2023 were $48 million. The charges were primarily costs associated with the consolidation of converting facilities, ongoing costs related to previously closed operations, and acquisition, integration and divestiture costs.

Cash Flow Activities

Net cash provided by operating activities was $694 million in the third quarter of fiscal 2023 compared to $837 million in the prior year quarter primarily due to lower earnings.

Total debt was $9.0 billion at March 31, 2023, and Adjusted Net Debt was $8.6 billion. Total debt decreased $479 million compared to the second quarter of fiscal 2023. The Company had approximately $3.5 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at June 30, 2023.

During the third quarter of fiscal 2023, WestRock invested $255 million in capital expenditures and returned $71 million in capital to stockholders in dividend payments.

Segment Results

We have included the financial results of the Mexico Acquisition in our Corrugated Packaging segment.

WestRock’s segment performance for the three months ended June 30, 2023 and 2022 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Var.	% Var.

Segment sales	$2,565.7	$2,382.5	$183.2	7.7%
Adjusted EBITDA	$429.7	$385.2	$44.5	11.6%
Adjusted EBITDA Margin	16.7%	16.2%	50 bps

Corrugated Packaging segment sales increased primarily due to sales from the Mexico Acquisition and higher selling price/mix that were partially offset by lower volumes excluding the Mexico Acquisition. In addition, the third quarter of fiscal 2023 included $37 million of segment sales for certain converting operations that were included in the Consumer Packaging segment in the prior year period.

Corrugated Packaging Adjusted EBITDA increased primarily due to net cost deflation, the incremental contribution from the Mexico Acquisition, cost savings and the margin impact from higher selling price/mix, which were partially offset by lower volumes excluding the Mexico Acquisition, economic downtime, planned maintenance outages and non-cash pension costs, each as compared to the prior year period. Corrugated Packaging Adjusted EBITDA margin was 16.7% and Adjusted EBITDA margin excluding trade sales was 17.4%.

Consumer Packaging Segment

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Var.	% Var.

Segment sales	$1,250.6	$1,270.2	$(19.6)	-1.5%
Adjusted EBITDA	$230.0	$234.9	$(4.9)	-2.1%
Adjusted EBITDA Margin	18.4%	18.5%	-10 bps

Consumer Packaging segment sales decreased primarily due to lower volumes and the unfavorable impact of foreign currency. In addition, the third quarter of fiscal 2022 included $37 million of segment sales for certain converting operations now included in the Corrugated Packaging segment. These items were partially offset by higher selling price/mix.

Consumer Packaging Adjusted EBITDA decreased primarily due to lower volumes, net cost inflation, economic downtime and non-cash pension costs. In addition, the third quarter of fiscal 2022 included $8 million of Adjusted EBITDA for certain converting operations now included in the Corrugated Packaging segment. These items were largely offset by the margin impact from higher selling price/mix and cost savings, each as compared to the prior year period. Consumer Packaging Adjusted EBITDA margin was 18.4%.

Global Paper Segment

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Var.	% Var.

Segment sales	$1,065.7	$1,610.3	$(544.6)	-33.8%
Adjusted EBITDA	$177.0	$399.0	$(222.0)	-55.6%
Adjusted EBITDA Margin	16.6%	24.8%	-820 bps

Global Paper segment sales decreased primarily due to lower volumes and lower selling price/mix. Additionally, segment sales are lower than the prior year period because sales to the operations acquired in the Mexico Acquisition are now eliminated.

Global Paper Adjusted EBITDA decreased primarily due to lower volumes, economic downtime, the impact of lower selling price/mix, planned maintenance outages, the unfavorable impact of foreign currency and increased non-cash pension costs, which were partially offset by net cost deflation and cost savings, each as compared to the prior year period. Global Paper Adjusted EBITDA margin was 16.6%.

Distribution Segment

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Var.	% Var.

Segment sales	$317.8	$357.7	$(39.9)	-11.2%
Adjusted EBITDA	$6.0	$19.2	$(13.2)	-68.8%
Adjusted EBITDA Margin	1.9%	5.4%	-350 bps

Distribution segment sales decreased primarily due to lower volumes. The lower volumes were primarily due to lower moving and storage business volumes in the current quarter and a large healthcare order in the third quarter of fiscal 2022.

Distribution Adjusted EBITDA decreased primarily due to lower volumes, increased cost inflation and the margin impact of lower selling price/mix which were partially offset by cost savings, each as compared to the prior year period.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal third quarter ended June 30, 2023, and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, August 3, 2023. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-630-1583 (inside the U.S.) or +1 412-317-1822 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning or refer to future time periods. Forward-looking statements involve estimates, expectations, projections, goals, targets, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, and adverse developments affecting the financial services industry, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the Mexico Acquisition, and divestitures as well as risks related to our joint ventures; business disruptions, including from public health crises such as a resurgence of COVID, the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; failure to respond to changing customer preferences; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from cyber incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate, train and retain qualified personnel; risks associated with sustainability and climate change, including our ability to achieve our environmental, social and governance targets and goals on announced timelines or at all; our inability to successfully identify and make performance improvements or deliver cost savings and risks associated with completing strategic projects on anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to our indebtedness; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; our desire or ability to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter); and additional impairment charges. Such risks and other factors that may impact forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including in Item 1A “Risk Factors”, as well as in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$5,121.1	$5,519.7	$15,321.8	$15,854.0
Cost of goods sold	4,099.6	4,360.3	12,614.8	12,894.3
Gross profit	1,021.5	1,159.4	2,707.0	2,959.7
Selling, general and administrative expense excluding intangible amortization	541.5	504.3	1,519.5	1,450.3
Selling, general and administrative intangible amortization expense	84.8	87.5	257.6	263.6
Loss (gain) on disposal of assets	1.0	(0.2)	(9.3)	(11.6)
Multiemployer pension withdrawal income	(12.2)	-	(12.2)	(3.3)
Restructuring and other costs	47.7	0.6	525.4	366.3
Impairment of goodwill and other assets	-	26.0	1,893.0	26.0
Operating profit (loss)	358.7	541.2	(1,467.0)	868.4
Interest expense, net	(108.1)	(78.5)	(313.8)	(237.7)
Loss on extinguishment of debt	-	-	-	(8.2)
Pension and other postretirement non-service (cost) income	(5.3)	38.7	(16.3)	118.3
Other income (expense), net	1.4	(7.2)	8.8	(0.7)
Equity in income (loss) of unconsolidated entities	23.7	18.3	(7.8)	57.3
Income (loss) before income taxes	270.4	512.5	(1,796.1)	797.4
Income tax (expense) benefit	(67.3)	(132.7)	41.2	(193.1)
Consolidated net income (loss)	203.1	379.8	(1,754.9)	604.3
Less: Net income attributable to noncontrolling interests	(1.1)	(1.9)	(3.9)	(4.2)
Net income (loss) attributable to common stockholders	$202.0	$377.9	$(1,758.8)	$600.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income (loss) attributable to common stockholders	$202.0	$377.9	$(1,758.8)	$600.1
Less: Distributed and undistributed income available to participating securities	-	-	-	(0.1)
Distributed and undistributed income (loss) available to common stockholders	$202.0	$377.9	$(1,758.8)	$600.0

Diluted weighted average shares outstanding	257.0	257.4	255.5	263.2

Diluted earnings (loss) per share	$0.79	$1.47	$(6.88)	$2.28

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales:
Corrugated Packaging	$2,565.7	$2,382.5	$7,530.5	$6,921.5
Consumer Packaging	1,250.6	1,270.2	3,730.7	3,659.5
Global Paper	1,065.7	1,610.3	3,357.5	4,501.0
Distribution	317.8	357.7	946.6	1,044.8
Intersegment Eliminations	(78.7)	(101.0)	(243.5)	(272.8)
Total	$5,121.1	$5,519.7	$15,321.8	$15,854.0

Adjusted EBITDA:
Corrugated Packaging	$429.7	$385.2	$1,166.6	$1,002.8
Consumer Packaging	230.0	234.9	631.9	610.0
Global Paper	177.0	399.0	521.4	940.0
Distribution	6.0	19.2	26.1	53.7
Total	842.7	1,038.3	2,346.0	2,606.5

Depreciation, depletion and amortization	(382.5)	(377.3)	(1,151.5)	(1,117.4)
Gain on sale of certain closed facilities	-	-	9.8	14.4
Multiemployer pension withdrawal income	12.2	-	12.2	3.3
Restructuring and other costs	(47.7)	(0.6)	(525.4)	(366.3)
Impairment of goodwill and other assets	-	(26.0)	(1,893.0)	(26.0)
Non-allocated expenses	(40.8)	(32.8)	(103.4)	(66.8)
Interest expense, net	(108.1)	(78.5)	(313.8)	(237.7)
Loss on extinguishment of debt	-	-	-	(8.2)
Other income (expense), net	1.4	(7.2)	8.8	(0.7)
Other adjustments	(6.8)	(3.4)	(185.8)	(3.7)
Income (loss) before income taxes	$270.4	$512.5	$(1,796.1)	$797.4

Depreciation, depletion and amortization:
Corrugated Packaging	$204.2	$169.7	$607.6	$503.6
Consumer Packaging	85.8	88.2	255.4	264.6
Global Paper	84.1	113.0	264.4	329.0
Distribution	6.9	5.8	20.7	17.4
Corporate	1.5	0.6	3.4	2.8
Total	$382.5	$377.3	$1,151.5	$1,117.4

Other adjustments:
Corrugated Packaging	$(21.3)	$0.8	$33.2	$(5.6)
Consumer Packaging	0.3	-	59.9	7.7
Global Paper	5.2	2.6	31.8	1.6
Distribution	0.1	-	0.1	-
Corporate	22.5	-	60.8	-
Total	$6.8	$3.4	$185.8	$3.7

WestRock Company
Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net income (loss)	$203.1	$379.8	$(1,754.9)	$604.3
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	382.5	377.3	1,151.5	1,117.4
Deferred income tax benefit	(109.7)	(14.4)	(349.3)	(114.4)
Share-based compensation expense	32.5	34.6	55.6	74.3
401(k) match and company contribution in common stock	-	-	-	2.5
Pension and other postretirement funding more (less) than cost (income)	5.2	(34.5)	13.4	(101.8)
Cash surrender value increase in excess of premiums paid	(12.4)	12.5	(37.8)	(2.5)
Equity in (income) loss of unconsolidated entities	(23.7)	(18.3)	7.8	(57.3)
Gain on sale of businesses	(0.1)	-	(11.2)	-
Impairment of goodwill and other assets	-	26.0	1,893.0	26.0
Other impairment adjustments	19.6	(7.8)	407.3	314.3
Loss (gain) on disposal of plant and equipment and other, net	1.0	(0.8)	(8.6)	(12.3)
Other, net	(14.8)	(12.8)	(29.1)	(7.5)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	105.8	(30.9)	276.1	(260.0)
Inventories	15.4	(130.5)	(29.4)	(263.9)
Other assets	(69.9)	(20.5)	(119.6)	(172.9)
Accounts payable	(25.4)	55.7	(239.7)	120.0
Income taxes	65.6	26.4	112.3	129.4
Accrued liabilities and other	118.9	195.6	(93.8)	84.5
Net cash provided by operating activities	693.6	837.4	1,243.6	1,480.1

Investing activities:
Capital expenditures	(254.6)	(215.4)	(818.3)	(569.5)
Cash paid for purchase of businesses, net of cash acquired	-	-	(853.5)	(7.0)
Proceeds from corporate owned life insurance	29.3	2.1	36.0	29.8
Proceeds from sale of businesses	0.4	-	26.3	-
Proceeds from sale of unconsolidated entity	43.8	-	43.8	-
Proceeds from currency forward contracts	-	-	23.2	-
Proceeds from sale of property, plant and equipment	3.0	2.6	21.7	25.6
Proceeds from property, plant and equipment insurance settlement	-	-	-	1.7
Other, net	(0.4)	3.1	(1.2)	5.2
Net cash used for investing activities	(178.5)	(207.6)	(1,522.0)	(514.2)

Financing activities:
Additions to revolving credit facilities	-	-	52.9	-
Repayments of revolving credit facilities	(184.6)	(60.0)	(311.5)	(100.0)
Additions to debt	56.1	121.2	1,760.2	881.3
Repayments of debt	(283.9)	(365.3)	(1,125.6)	(1,166.5)
Changes in commercial paper, net	(141.8)	(41.8)	149.6	182.8
Other debt additions, net	51.6	2.3	35.5	7.1
Issuances of common stock, net of related tax withholdings	2.3	10.9	(14.0)	1.7
Purchases of common stock	-	(289.8)	-	(600.0)
Cash dividends paid to stockholders	(70.5)	(63.8)	(210.8)	(195.9)
Other, net	(0.6)	8.3	(0.1)	23.7
Net cash (used for) provided by financing activities	(571.4)	(678.0)	336.2	(965.8)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	10.3	(6.6)	8.3	14.4
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	(2.6)	-	(11.5)	-
(Decrease) increase in cash and cash equivalents and restricted cash	(48.6)	(54.8)	54.6	14.5
Cash and cash equivalents, and restricted cash at beginning of period	363.4	360.2	260.2	290.9
Cash and cash equivalents, and restricted cash at end of period	$314.8	$305.4	$314.8	$305.4

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$111.0	$120.0	$197.2	$175.8
Interest, net of amounts capitalized	$92.6	$62.1	$306.1	$238.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$314.8	$260.2
Accounts receivable (net of allowances of $66.6 and $66.3)	2,742.6	2,683.9
Inventories	2,549.0	2,317.1
Other current assets	1,666.2	689.8
Assets held for sale	175.4	34.4
Total current assets	7,448.0	5,985.4

Property, plant and equipment, net	11,262.5	10,081.4
Goodwill	4,266.0	5,895.2
Intangibles, net	2,677.0	2,920.6
Prepaid pension asset	474.1	440.3
Other noncurrent assets	2,021.3	3,082.6
Total Assets	$28,148.9	$28,405.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$419.4	$212.2
Accounts payable	2,163.0	2,252.1
Accrued compensation and benefits	483.7	627.9
Other current liabilities	1,870.4	810.6
Liabilities held for sale	67.2	-
Total current liabilities	5,003.7	3,902.8
Long-term debt due after one year	8,607.6	7,575.0
Pension liabilities, net of current portion	215.4	189.4
Postretirement medical liabilities, net of current portion	109.4	105.4
Deferred income taxes	2,505.5	2,761.9
Other noncurrent liabilities	1,673.8	2,445.8
Redeemable noncontrolling interests	8.7	5.5

Total stockholders' equity	10,007.8	11,402.0
Noncontrolling interests	17.0	17.7
Total Equity	10,024.8	11,419.7
Total Liabilities and Equity	$28,148.9	$28,405.5

Definitions, Non-GAAP Financial Measures and Reconciliations

We calculate cost savings as the year-over-year change in certain costs incurred for manufacturing, procurement, logistics, and selling, general and administrative, in each case excluding the impact of economic downtime and inflation. Cost savings achieved to date may not recur in future periods, and estimates of future savings are subject to change.

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a measure of performance the Company uses to evaluate segment results in accordance with Accounting Standards Codification 280 (“ASC 280”)), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net income (loss) attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, impairment of goodwill and other assets, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA, a measure of segment performance in accordance with ASC 280, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal income, restructuring and other costs, impairment of goodwill and other assets, non-allocated expenses, interest expense, net, loss on extinguishment of debt, other income (expense), net, and other adjustments - each as outlined in the table on page 6 ("Adjusted EBITDA"). The composition of Adjusted EBITDA is not addressed or prescribed by GAAP.

Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margin, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a profitability measure in accordance with ASC 280, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, impairment of goodwill and other assets, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income (loss) attributable to common stockholders and Earnings (loss) per diluted share, respectively.

Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. We believe “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, as well as fair value of debt step-up included in Total Debt that is not subject to debt repayment. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is the sum of the current portion of debt and long-term debt due after one year.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages and dollars per share).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	June 30,
	2023	2022

Net income attributable to common stockholders	$202.0	$377.9
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	1.1	1.9
Income tax expense	67.3	132.7
Other (income) expense, net	(1.4)	7.2
Interest expense, net	108.1	78.5
Restructuring and other costs	47.7	0.6
Impairment of goodwill and other assets	-	26.0
Multiemployer pension withdrawal income	(12.2)	-
Depreciation, depletion and amortization	382.5	377.3
Other adjustments	6.8	3.4
Consolidated Adjusted EBITDA	$801.9	$1,005.5

(1) Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended June 30, 2023

	Pre-Tax	Tax	Net of Tax
As reported (1)	$270.4	$(67.3)	$203.1
Restructuring and other costs	47.6	(11.6)	36.0
Business systems transformation costs (2)	22.6	(5.6)	17.0
Losses at closed facilities (2)	8.3	(2.1)	6.2
Gain on sale of unconsolidated entity (2)	(19.2)	2.0	(17.2)
Multiemployer pension withdrawal income	(12.2)	3.0	(9.2)
Brazil indirect tax claim (2)	(9.1)	3.1	(6.0)
Gain on sale of two uncoated recycled paperboard mills	(0.1)	-	(0.1)
Adjusted Results	$308.3	$(78.5)	$229.8
Noncontrolling interests			(1.1)
Adjusted Net Income			$228.7

(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax (expense) benefit" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)

These footnoted items are the “Other adjustments” called out in the Segment Information table on page 6. The “Losses at closed facilities” line includes $0.5 million of depreciation and amortization, and the Brazil indirect tax claim includes $4.7 million of interest income.

	Three Months Ended June 30, 2022
	Pre-Tax	Tax	Net of Tax
As reported (1)	$512.5	$(132.7)	$379.8
Mineral rights impairment	26.0	(6.4)	19.6
Accelerated depreciation on certain closed facilities	7.5	(1.9)	5.6
Losses at closed facilities (2)	3.7	(0.8)	2.9
Restructuring and other costs	0.6	(0.1)	0.5
MEPP liability adjustment due to interest rates	(12.7)	3.1	(9.6)
Other	(0.9)	0.2	(0.7)
Adjusted Results	$536.7	$(138.6)	$398.1
Noncontrolling interests			(1.9)
Adjusted Net Income			$396.2

(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income (loss) before income taxes", "Income tax (expense) benefit" and "Consolidated net income (loss)", respectively, as reported on the Consolidated Statements of Operations.

(2)	This footnoted item is the “Other adjustments” called out in the Segment Information table on page 6. The “Losses at closed facilities” line includes $0.3 million of depreciation and amortization.

Reconciliations of Adjusted Earnings Per Diluted Share

	Three Months Ended
	June 30,
	2023	2022
Earnings per diluted share	$0.79	$1.47
Restructuring and other costs	0.14	-
Business systems transformation costs	0.07	-
Losses at closed facilities	0.02	0.01
Mineral rights impairment	-	0.08
Accelerated depreciation on certain closed facilities	-	0.02
Gain on sale of unconsolidated entity	(0.07)	-
Multiemployer pension withdrawal income	(0.04)	-
Brazil indirect tax claim	(0.02)	-
MEPP liability adjustment due to interest rates	-	(0.04)
Adjusted Earnings Per Diluted Share	$0.89	$1.54

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	June 30,
	2023	2022
Segment sales	$2,565.7	$2,382.5
Less: Trade Sales	(90.9)	(84.0)
Adjusted Segment Sales	$2,474.8	$2,298.5

Adjusted EBITDA	$429.7	$385.2

Adjusted EBITDA Margin	16.7%	16.2%

Adjusted EBITDA Margin, excluding Trade Sales	17.4%	16.8%

Reconciliation of Total Debt to Adjusted Net Debt

June 2023
Current portion of debt	$419.4
Long-term debt due after one year	8,607.6
Total debt	9,027.0
Less: Cash and cash equivalents	(314.8)
Less: Fair value of debt step-up	(161.6)
Adjusted Net Debt	$8,550.6

Contacts

Investors:
Robert Quartaro, 470-328-6979
Senior Vice President, Investor Relations
robert.quartaro@westrock.com

Media:
Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com